EXHIBIT 99.1

Tamino Minerals, Inc. has a Geologic Report on its Property soon to be NI 43-101 Report

MONTREAL, Aug. 29, 2019 (GLOBE NEWSWIRE) -- Tamino Minerals, Inc. ("Tamino" or the "Company") (OTC Markets: TINO), as mentioned before the Company has prepared a Geologic Report on its El Volcan Property. The company is currently working on the logistical aspects required to implement the Geologic Report. The Company will be ready to present it’s NI 43-101 Report in the near future.

This will enable the company to finalize an audit that has already started. The fact that we have been posting 8-K’s generates awareness within regulators that we are going to become fully reporting soon. We will continue to acquire claims within the area and extend its current position. The Company has knowledge that water is readily available in the area so that we can drill the properties.

We are also working on other acquisitions.

The Company hasn’t diluted a single share. The company currently has 149,811,161 common shares outstanding.

Our strategy is mainly to strive to generate Market Awareness and bring our current valuations to a more respectable value.

The company will make further announcements on its other projects as progress is made.

TAMINO MINERALS, INC.

TAMINO MINERALS INC. is exploring for gold deposits within a prolific gold producing State in Sonora.

On behalf of the Board,

Pedro Villagran-Garcia, President & CEO
Tamino Minerals, Inc.

For further information, please contact the Company at 1-514-432-7746 or by email at info@taminominerals.ca

Forward Looking Statements
Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Photos accompanying this announcement are available at:

https://www.globenewswire.com/NewsRoom/AttachmentNg/0fa90eb1-82cd-49f6-b164-4615c53c45fe

https://www.globenewswire.com/NewsRoom/AttachmentNg/4de7cfcf-7bf8-4562-854f-7f9923e362d2

https://www.globenewswire.com/NewsRoom/AttachmentNg/51cd9241-741c-402a-8856-d4895d71c7ac